Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Cerner Corporation:
We consent to the incorporation by reference in the Registration Statements (No. 333-125492, 333-77029, No. 333-93379, No. 333-63226, No. 333-24899, No. 333-24909, No. 333-75308, No. 333-70170, No. 33-56868, No. 33-55082, No. 33-41580, No. 33-39777, No. 33-39776, No. 33-20155, No. 33-15156, and No. 333-40156) on Form S-8, and Registration Statement No. 333-72024, and No. 333-40156, on Form S-4 of Cerner Corporation of our reports dated February 28, 2007, with respect to the consolidated balance sheets of Cerner Corporation and subsidiaries as of December 30, 2006 and December 31, 2005, and the related consolidated statements of operations, changes in equity, and cash flows for each of the years in the three-year period ended December 30, 2006, and the related consolidated financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 30, 2006 and the effectiveness of internal control over financial reporting as of December 30, 2006, which reports appear in the 2006 annual report on Form 10-K of Cerner Corporation. Our report dated February 28, 2007 on the consolidated financial statements contains an explanatory paragraph that states that as discussed in Note 1 to the consolidated financial statements, the Corporation adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment” effective January 1, 2006.
(signed) KPMG LLP
Kansas City, Missouri
February 28, 2007